Exhibit 99.1


PRESS RELEASE                                   Franklin Street Properties Corp.
--------------------------------------------------------------------------------
      401 Edgewater Place o Suite 200 o Wakefield, Massachusetts 01880-6210
                (781) 557-1300 o www.franklinstreetproperties.com

Contact: Donna Brownell    877-686-9496                    FOR IMMEDIATE RELEASE

                   FRANKLIN STREET PROPERTIES CORP. ANNOUNCES
                           SECOND QUARTER 2005 RESULTS

Wakefield, MA--August 4, 2005--Franklin Street Properties Corp. ("Franklin Street Properties", the "Company" or "FSP") (AMEX: FSP) announced today Net Income and Cash Available for Distribution (CAD) for the three and six months ended June 30, 2005.

The Company evaluates its performance based on both Net Income and CAD, and believes each is an important measure. The Company considers both measurements in determining distributions paid to equity holders. A reconciliation of Net Income to CAD is provided on page 2 of this press release.

o For the three months ended June 30, 2005 Net Income was $9,454,000 or $0.17 per share (based on 56,815,000 shares), compared to $13,676,000 or $0.28 per share (based on 49,630,000 shares) for the same period in 2004.

o CAD for the three months ended June 30, 2005 was $15,655,000 or $0.28 per share (based on 56,815,000 shares), compared to $16,637,000 or $0.34 per share (based on 49,630,000 shares) for the same period in 2004.

o For the six months ended June 30, 2005 Net Income was $19,877,000 or $0.37 per share (based on 53,242,000 shares), compared to $26,895,000 or $0.54 per share (based on 49,627,000 shares) for the same period in 2004.

o CAD for the six months ended June 30, 2005 was $29,337,000 or $0.55 per share (based on 53,242,000 shares), compared to $32,714,000 or $0.66 per share (based on 49,627,000 shares) for the same period in 2004.

The decreases in Net Income and CAD for the three and six month periods ended June 30, 2005 were primarily attributable to:

o     A decrease in contribution from our investment banking business.

o During the first quarter of 2004, revenues included a lease termination payment of $1.2 million, which did not recur in 2005.

o Net income for the second quarter of 2005 was impacted by the recording of an estimate of a loss on a property held for sale in California, which was under agreement and sold on July 13, 2005.

o These decreases were partially offset by an increase in net operating income resulting from the addition of four properties acquired by merger effective April 30, 2005 in the second quarter, compared to results for the same period in 2004.

George J. Carter, President and CEO of FSP commented "Lower Net Income and CAD levels for the second quarter and first half of 2005 were anticipated, and consequently planned for within the FSP business/investment model. Second half 2005 results are expected to be stronger."

A reconciliation of Net Income to CAD is below and a CAD definition is on Supplemental Schedule E:

                                                                 Three Months Ended           Six Months Ended
                                                                       June 30,                    June 30,
                                                               -----------------------     ----------------------
(In thousands except per share amounts)                           2005          2004          2005          2004
                                                                  ----          ----          ----          ----

Net income                                                     $  9,454      $ 13,676      $ 19,877      $ 26,895
     Estimated loss on asset held for sale                        1,055            --         1,055            --
     GAAP income from non-consolidated REITs                       (303)         (182)         (968)         (808)
     Distributions from non-consolidated REITs                      381           173           980           755
     Depreciation of real estate & intangible amortization        5,486         3,556         9,117         6,815
     Straight-line rent                                            (418)         (514)         (724)         (854)
     Capital expenditures                                        (1,601)         (502)       (1,928)         (619)
     Payments of deferred leasing costs                            (215)         (101)         (311)         (252)
     Proceeds from funded reserves                                1,816           531         2,239           782
                                                               ----------------------      ----------------------
Cash Available for Distribution (CAD)                          $ 15,655      $ 16,637      $ 29,337      $ 32,714
                                                               ======================      ======================

Per Share Data
EPS                                                            $   0.17      $   0.28      $   0.37      $   0.54
CAD                                                            $   0.28      $   0.34      $   0.55      $   0.66

Weighted average shares (basic and diluted)                      56,815        49,630        53,242        49,627
                                                               ======================      ======================

Dividend announcement:

On July 29, 2005, the Board of Directors of FSP declared a cash dividend of $0.21 per share of common stock payable on August 29, 2005 to stockholders of record on August 8, 2005. The cash dividend represents two months of operations. FSP's past practice has been to declare quarterly cash dividends representing three months of operations. However, on April 19, 2005, in anticipation of the consummation of the acquisition of four REITs by merger on April 30, 2005, the Company declared a dividend representing the first four months of operations in 2005. The dividend declared by FSP on July 29, 2005 therefore represents the remaining two months in the second quarter of 2005. The two dividends together, $0.62, are in respect of the first six months of operations for 2005.


Message from George J. Carter, President and CEO

George J. Carter, President and CEO of the Company, commented on the impact of general market trends on the Company, as follows:

"Financial results for the second quarter and first half of 2005 continue to reflect the impact of the `significant' move upward in commercial real estate prices which began in the second half of 2003. Higher prices for quality commercial real estate have dramatically reduced the number of potential property acquisitions that meet FSP's investment return criteria, both for its own portfolio and for its investment banking subsidiary. Our experience is that this lofty market pricing usually results in lower initial cash flow yields. Consequently, even on properties that meet our overall investment return parameters, lower initial yields, although only one element of total return, have been less appealing to our investment banking clients. As a result, investment sales have been lower. While our investment banking business is currently suffering from these market forces, we continue to believe in its long-term importance as a strategic source of revenue and new property acquisition opportunities to FSP. Historically, our investment bank's equity sourcing capability tends to be somewhat counter-cyclical, and we believe that the current pricing/valuation climate for commercial investment properties is, likely to be viewed in retrospect, as just another point in time of what has historically been a cyclical capital market asset.

The current higher prices being paid for commercial investment real estate have made us take a hard look at our real estate asset base. There are properties in our portfolio, which we believe have potential merit as sale candidates for a variety of reasons, some "property specific" and some "market driven". However, we generally consider sales of properties viable only if there is a potentially better property in which to reinvest the sales proceeds. Without any permanent mortgage debt and with significant cash already on the balance sheet, property sales would generate cash that is not currently needed for reserves or for mortgage debt pay down. Cash does not generate significant returns these days, and, consequently, we are less likely to consider any significant property sales until the Company has acquired other properties that we believe have the potential to outperform the ones being sold. Market conditions and pricing of potentially acceptable property acquisitions have presented a challenge. However, potentially acceptable acquisition and sale opportunities are appearing more likely for the second half of 2005 and could, if consummated, positively impact 2005 second half results.

In addition to potential property sales and acquisitions, FSP has several properties in its portfolio which have excess developable land. The possibility exists that we will take advantage of some of these land resources in the future in markets where we want to continue to expand our presence. We may develop new buildings on this land where market conditions are attractive and where investment returns, through the construction process, have the potential to exceed investment returns offered by acquiring existing properties in those markets."

Real Estate

The trends in our office markets have remained consistent across the last few quarters with slow employment growth leading to slow improvement in occupancy and an almost imperceptible improvement in market rents. While market rents for new leases may be increasing in some areas, the new market rents are generally lower than expiring rents in most of our markets, particularly for those leases that were made at the height of the market four to five years ago. We expect to continue to see a decrease in rents to market rents for leases at our properties that expire during the rest of the year unless there is dramatic improvement in market fundamentals.

Our apartment properties are beginning to see improving market conditions, despite recent competition from condominiums in addition to the usual competition from other apartments and new homes. If the improvement continues, we expect it will first manifest itself in higher occupancy and lower rent concessions, before there is any significant increase in rental rates.

A supplemental schedule is attached which presents the real estate portfolio as of June 30, 2005.

Investment Banking/Investment Services

Unlike our real estate operations business, which provides a rental revenue stream which is ongoing and recurring in nature, our investment banking/investment services business is transactional in nature. Both the number of Sponsored REIT syndications and the amount of equity anticipated to be raised for the balance of 2005 are likely to be below our 2004 levels. Future business in this area is very unpredictable.

Our property acquisition executives continue to be concerned about continued high valuation levels for prime commercial investment real estate in 2005. It appears that a combination of factors, including relatively low interest rates, a growing general economy and a substantial increase to capital allocation for real estate assets is increasing prices on many properties we would have an interest in acquiring. This upward pressure on prices is causing capitalization rates to fall and prices per square foot to rise. Consequently, our acquisition executives are having a difficult time identifying enough property during 2005 at a price acceptable under our investment criteria to grow our overall investment banking/investment services business. Lower revenues from this business continue to reduce the cash available for distribution to stockholders as dividends. As the third quarter of 2005 begins, valuation levels for many top quality investment properties remain at historically high levels, with significant competition from a variety of capital sources to acquire them. Lower capitalization rates on properties acquired for investment syndication mean lower initial cash flow yields for potential equity investors in our Sponsored REITs. Consequently we experienced slower sales of these investments to our clients and prospective clients. We expect this trend to continue for the balance of 2005. We continue to rely solely on our in-house investment executives to access interested investors who have capital they can afford to place in an illiquid position for an indefinite period of time (i.e., invest in a Sponsored REIT). We also continue to evaluate our in-house sales force, as to whether we are capable, either through our existing client base or through new clients, of raising sufficient investment capital in Sponsored REITs to achieve future performance objectives.

As of June 30, 2005 there was one investment banking transaction underway for an office property located in Texas.

Today's news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com.

The Company began trading its stock on the American Stock Exchange in June 2, 2005 and intends to commence a quarterly conference call and webcast when it reports results for the third quarter of 2005, in early November.

Company Information

FSP is a self-administered equity real estate investment trust ("REIT") that acquires, owns and operates commercial and residential properties, primarily in the suburban office segment. Our real estate operations include leasing, interim acquisition financing and asset/property management, which generate rental income, loan origination fees and management fees, respectively. Our subsidiary, FSP Investments LLC (member, NASD and SIPC), a real estate investment banking firm and a registered broker/dealer, organizes single purpose entities that own real estate and conducts the private placement of equity in those entities.

Forward-Looking Statements

Statements made in this press release that state FSP's or management's intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation changes in economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the factors set forth our Quarterly Report on Form 10-Q for the three months ended March 31, 2005 under the caption, "Certain Factors That May Affect Future Results". Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.


                           Franklin Street Properties
                                Earnings Release
                            Supplementary information
                                Table of contents



       Franklin Street Properties                                            A-B
       Real estate portfolio summary information                              C
       Other supplementary information                                        D
       Definition of Cash Available for Distribution                          E

                  Franklin Street Properties Financial Results
                            Supplementary Schedule A
                                Income Statement
                                   (Unaudited)

                                                                For the                     For the
                                                           Three Months Ended           Six Months Ended
                                                                June 30,                    June 30,
------------------------------------------------------------------------------------------------------------
(in thousands, except per share amounts)                    2005          2004          2005          2004
============================================================================================================

Revenue:
     Rental                                              $ 21,748      $ 17,564      $ 38,982      $ 36,439
Related party revenue:
     Syndication fees                                       1,603         5,407         4,122         8,448
     Transaction fees                                       1,595         5,193         4,038         8,742
     Management fees and interest income from loans           481           124         1,451           253
Other                                                          --            11            13            16
------------------------------------------------------------------------------------------------------------

             Total revenue                                 25,427        28,299        48,606        53,898
------------------------------------------------------------------------------------------------------------

Expenses:
     Real estate operating expenses                         4,528         3,576         8,067         6,942
     Real estate taxes and insurance                        2,902         2,279         5,239         4,729
     Depreciation and amortization                          4,621         3,544         8,160         6,843
     Selling, general and administrative                    1,741         1,606         3,567         3,294
     Commissions                                              867         2,767         2,191         4,287
     Interest                                                 788           253         1,743           517
------------------------------------------------------------------------------------------------------------

       Total expenses                                      15,447        14,025        28,967        26,612
------------------------------------------------------------------------------------------------------------

Income before interest income, equity in earnings of
   non-consolidated REITs and taxes on income               9,980        14,274        19,639        27,286
Interest income                                               367           127           597           363
Equity in earnings of non-consolidated REITs                  302             6           968           385
------------------------------------------------------------------------------------------------------------

Income before taxes on income                              10,649        14,407        21,204        28,034
Income tax expense                                             70           648           114           976
------------------------------------------------------------------------------------------------------------

Income from continuing operations                          10,579        13,759        21,090        27,058
Loss from discontinued operations                             (70)          (83)         (158)         (163)
Estimated loss on asset held for sale                      (1,055)           --        (1,055)           --
------------------------------------------------------------------------------------------------------------

Net income                                               $  9,454      $ 13,676      $ 19,877      $ 26,895
============================================================================================================

Weighted average number of shares outstanding,
     basic and diluted                                     56,815        49,630        53,242        49,627
============================================================================================================

Net income from continuing operations                    $   0.19      $   0.28      $   0.39      $   0.54
Loss from discontinued operations                              --            --            --            --
Estimated loss on asset held for sale                       (0.02)           --         (0.02)           --
------------------------------------------------------------------------------------------------------------
Net income per share, basic and diluted                  $   0.17      $   0.28      $   0.37      $   0.54
============================================================================================================

                  Franklin Street Properties Financial Results
                            Supplementary Schedule B
                                  Balance Sheet
                                   (Unaudited)

(in thousands, except shares and par value amounts)                                        June 30,       December 31,
                                                                                             2005             2004
                                                                                             ----             ----
=====================================================================================================================

Assets:
Real estate investments, net                                                              $ 568,255        $ 439,755

Acquired real estate leases, net of accumulated amortization                                 23,549            6,483
Investment in non-consolidated REITs                                                          4,215            4,270
Assets held for syndication                                                                  53,646           59,246
Asset held for sale                                                                           4,766                -
Cash and cash equivalents                                                                    51,475           52,752
Restricted cash                                                                               1,326            1,033
Straight-line rent receivable                                                                 5,506            4,947
Deferred leasing commissions, net                                                             1,584            1,484
Current and other assets                                                                      3,606            3,141
---------------------------------------------------------------------------------------------------------------------

      Total assets                                                                        $ 717,928        $ 573,111
=====================================================================================================================

Liabilities and Stockholders' Equity:
Liabilities:
Bank note payable                                                                            53,213           59,439
Accounts payable, accrued expenses and tenant deposits                                       12,906           10,584
---------------------------------------------------------------------------------------------------------------------

     Total liabilities                                                                       66,119           70,023
---------------------------------------------------------------------------------------------------------------------

Stockholders' Equity:
     Common Stock, $.0001 par value, 180,000,000 shares
        authorized, 60,525,608 and 49,630,338 issued and outstanding                              6                5
     Additional paid-in capital                                                             677,397          512,813
     Treasury stock, 898 and 575 shares, respectively                                           (16)             (10)
     Distributions in excess of earnings                                                    (25,578)          (9,720)
---------------------------------------------------------------------------------------------------------------------

     Total Stockholders' Equity                                                             651,809          503,088
---------------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                                                $ 717,928        $ 573,111
=====================================================================================================================

                   Franklin Street Properties Earnings Release
                            Supplementary Schedule C
                          Real Estate Portfolio Summary
                                   (Unaudited)
                                  June 30, 2005

                                                30-Jun-2005        31-Dec-2004
                                              ----------------    --------------
       Residential real estate
              Number of properties                       4                   4
              Number of apartments                     837                 837
              Square feet                          761,311             761,311
              Leased percentage                         97%                 94%

       Commercial real estate
              Number of properties                      28                  24
              Square feet                        3,952,011           3,051,748
              Leased percentage                         91%                 89%

       Combined Portfolio
              Number of properties                      32                  28
              Square feet                        4,713,322           3,813,059
              Leased percentage                         92%                 90%

Property by state:
(In Thousands
except Square Foot Data)                                        As of June 30, 2005
                                         ------------------------------------------------------------------
                                            # of            Net          % of         Square        % of
State                                    Properties     Investment     Portfolio      Feet        Portfolio
-----                                    ----------     ----------     ---------      ----        ---------

Texas                                          7        $ 173,578        30.5%      1,354,300       28.7%
Virginia                                       3           85,560        15.1%        503,479       10.7%
Missouri                                       2           58,945        10.4%        349,034        7.4%
California                                     6           63,253        11.1%        512,708       10.9%
Illinois                                       1           27,813         4.9%        176,848        3.8%
Massachusetts                                  3           26,280         4.6%        385,157        8.2%
Georgia                                        1           23,969         4.2%        161,366        3.4%
Maryland                                       2           24,087         4.2%        287,564        6.1%
North Carolina                                 2           15,559         2.7%        171,762        3.6%
Louisiana                                      1           15,145         2.7%        223,812        4.7%
Michigan                                       1           15,240         2.7%        215,306        4.6%
Washington                                     1           15,025         2.6%        117,227        2.5%
Colorado                                       1           13,107         2.3%        110,730        2.3%
South Carolina                                 1           10,695         1.9%        144,029        3.1%
                                         ---------------------------------------   ------------------------
Total                                         32        $ 568,255       100.0%      4,713,322      100.0%
                                         =======================================   ========================

                   Franklin Street Properties Earnings Release
                            Supplementary Schedule D
                                   (Unaudited)
                                  June 30, 2005

Property by type:
(In Thousands
except Square Foot Data)                                     As of June 30, 2005
                                   ---------------------------------------------------------------------
                                       # of           Net         % of               Square      % of
Type                                Properties    Investment    Portfolio             Feet     Portfolio
----                                ----------    ----------    ---------             ----     ---------
Apartments                               4        $ 57,918        10.2%             761,311      16.2%
Office                                  26         495,799        87.2%           3,665,266      77.8%
Industrial                               2          14,539         2.6%             286,745       6.1%
                                   ---------------------------------------     -------------------------
Total                                   32       $ 568,255       100.0%           4,713,322     100.0%
                                   =======================================     =========================

       Commercial portfolio lease expirations (1)

                                        Total          % of
           Year                      Square Feet     Portfolio
           ----                      -----------     ---------
           2005                         176,740          4.5%
           2006                         623,224         15.8%
           2007                         503,320         12.7%
           2008                         152,568          3.9%
           2009                       1,034,892         26.2%
           2010                         682,469         17.3%
       Thereafter                       778,798         19.7%
                                    --------------------------
                                      3,952,011          100%
                                    ==========================

      (1) Percentages are determined based upon square footage of expiring commercial leases. Expirations exclude apartments, which generally are one year or less.

                   Franklin Street Properties Earnings Release
                            Supplementary Schedule E
              Definition of Cash Available for Distribution ("CAD")


The Company evaluates the performance of its reportable segments based on several measures including Cash Available for Distribution ("CAD") as management believes that CAD represents an important measure of the reportable segment's activity and is an important consideration in determining distributions paid to equity holders. The Company defines CAD as: net income as computed in accordance with accounting principles generally accepted in the United States of America ("GAAP"); excluding gains or losses on the sale of real estate and non-cash income from Sponsored REITs; plus certain non-cash items included in the computation of net income (depreciation and amortization and straight-line rent adjustments); plus distributions received from Sponsored REITs; plus the net proceeds from the sale of land; less purchases of property and equipment ("Capital Expenditures") and payments for deferred leasing commissions, plus proceeds from (payments to) cash reserves established at the acquisition date of the property. Depreciation and amortization, gain or loss on the sale of real estate and straight-line rents are an adjustment to CAD, as these are non-cash items included in net income. Capital expenditures, payments of deferred leasing commissions and the proceeds from (payments to) the funded reserve are an adjustment to CAD, as they represent cash items not reflected in net income.

The funded reserve represents funds that the Company has set aside in anticipation of future capital needs. These reserves are typically used for the payment of capital expenditures, deferred leasing commissions and certain tenant allowances; however, there are no legal restrictions on their use and they may be used for any Company purpose. CAD should not be considered as an alternative to net income (determined in accordance with GAAP), as an indicator of the Company's financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company's liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company's needs. Other real estate companies may define CAD in a different manner. It is at the Company's discretion to retain a portion of CAD for operational needs. We believe that in order to facilitate a clear understanding of the results of the Company, CAD should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.